Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$56,563,920
Realized Gain (Loss) on Swap Contracts	9,253,458
Unrealized Gain (Loss) on Market Value of Commodity Futures	(13,819,920)
Unrealized gain (loss) on Fair Value of Swap Contracts	1,148
Dividend Income	1,337,535
Interest Income	4,079,264
ETF Transaction Fees	36,000
Total Income (Loss)	$57,451,405

Expenses
General Partner Management Fees	$509,146
Professional Fees	231,829
Brokerage Commissions	135,721
Directors' Fees and insurance	45,602
License fees	16,972
Total Expenses	$939,270
Net Income (Loss)	$56,512,135

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/24	$1,335,505,155
Additions (12,200,000 Shares)	868,731,760
Withdrawals (12,400,000 Shares)	(892,137,288)
Net Income (Loss)	56,512,135

Net Asset Value End of Month	$1,368,611,762
Net Asset Value Per Share (18,623,603 Shares)	$73.49

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596